EXHIBIT 5.1



                            [MAF BANCORP, INC. LOGO]




                                                 July 19, 2004



MAF Bancorp, Inc.
55th Street & Holmes Avenue
Clarendon Hills, Illinois  60514

Ladies and Gentlemen:

         I am Senior Vice President and General Counsel of MAF Bancorp, Inc. Reference is hereby made to the Form S-4 Registration Statement (the "Registration Statement") being filed by MAF Bancorp, Inc., a Delaware corporation ("MAF"), relating to the registration of up to 1,250,000 shares of MAF common stock, par value $0.01 per share, to be issued to stockholders of Chesterfield Financial Corp., a Delaware corporation ("Chesterfield"), in exchange for shares of Chesterfield common stock, par value $0.01 per share, pursuant to the proposed merger of Chesterfield with and into Classic Acquisition Corp., a wholly-owned subsidiary of MAF, in accordance with the terms and conditions of that certain Agreement and Plan of Merger dated as of June 5, 2004, by and among MAF, Classic Acquisition Corp. and Chesterfield (the "Merger Agreement").

         In connection with this opinion, I have examined the Merger Agreement, MAF's Certificate of Incorporation and By-laws, and such other corporate records of MAF as I deemed relevant to the matters addressed herein and have relied upon representations of MAF's transfer agent as to the number of shares of MAF common stock outstanding as of the date hereof.

         Based on my review, it is my opinion that such shares of MAF common stock, when issued in accordance with and pursuant to the Merger Agreement, will be validly issued, fully paid and nonassessable.

         The opinion expressed herein is based on the facts in existence and the laws in effect on the date hereof and is limited to matters of Delaware General Corporation Law.

         I hereby consent to the use of this opinion in connection with said Registration Statement and to the use of my name under the heading "Legal Matters" in the proxy statement/prospectus included therein.

                                       Very truly yours,

                                       /s/ Jennifer R. Evans, Esq.
                                       Jennifer R. Evans, Esq.
                                       Senior Vice President and General Counsel
                                       MAF Bancorp, Inc.